EXHIBIT 99.1

Interwoven Announces Strong Fourth Quarter and 2004 Year-End Results

Record Pro Forma Profitability; 96 New Customers Added;
Pro Forma Profit of $0.07 Per Share

SUNNYVALE, Calif. – January 27, 2005 – Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced strong financial results for the fourth quarter ended December 31, 2004.

Interwoven reported total revenues of $43.2 million for the fourth quarter of 2004, an increase of 7 percent from the $40.3 million posted in the quarter ended September 30, 2004, and an increase of 28 percent from total revenues of $33.7 million for the same period last year. Net income for the fourth quarter of 2004, calculated in accordance with generally accepted accounting principles, was $405,000, or $0.01 per share, compared to a net loss of $12.4 million, or $0.38 per share, for the same period last year. On a pro forma basis, Interwoven reported net income of $2.8 million for the fourth quarter of 2004, or $0.07 per share compared to a pro forma net loss of $1.1 million, or $0.03 per share, in the fourth quarter last year. Pro forma net income (loss) excludes restructuring adjustments, amortization of stock-based compensation and intangible assets, a charge for in-process research and development in 2003 and the related tax impact of these items.

For the year ended December 31, 2004, Interwoven reported total revenues of $160.4 million, an increase of 44 percent from the $111.5 million for the same period last year. Net loss for the year ended December 31, 2004, calculated in accordance with generally accepted accounting principles, was $23.7 million, or $0.58 per share, compared to a net loss of $47.5 million, or $1.72 per share, for the same period last year. On a pro forma basis, Interwoven reported net income of $4.4 million for the year ended December 31, 2004, or $0.11 on a per share basis, compared to a pro forma net loss of $16.9 million, or $0.61 per share, last year. Pro forma net income (loss) excludes restructuring adjustments, amortization of stock-based compensation and intangible assets, a charge for in-process research and development in 2003 and the related tax impact of these items.

A reconciliation of net income (loss) calculated in accordance with generally accepted accounting principles and pro forma net income (loss), is provided in the tables immediately following the consolidated statements of operations below. These pro forma measures are not in accordance with, or an alternative for, similar measures calculated in accordance with generally accepted accounting principles and may be different from pro forma measures used by other companies. Interwoven believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Readers of Interwoven’s consolidated financial statements are advised to review and carefully consider the financial information prepared in accordance with generally accepted accounting principles contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.

“Q4 was a very strong quarter for us, and capped off an equally impressive 2004,” said Martin Brauns, chairman and CEO of Interwoven. “Executing on our promise at the start of 2004 to lead the ECM marketplace, Interwoven demonstrated exceptional performance on a number of fronts throughout the year—we successfully integrated iManage and Interwoven, consistently beat our competition with new customer wins, continued to cross-sell into our existing customer base, drove innovation across all of our industry-leading products and solutions, and finished off the year by achieving record pro forma profitability. I’m thrilled with both our Q4 and 2004 achievements and look forward to capitalizing on this success in 2005.”

Customer Momentum Continues
Interwoven continued its momentum in the fourth quarter with 96 new customers. Today, approximately 3,200 enterprises and professional services organizations worldwide are Interwoven customers.

New customers selecting Interwoven include the Canadian Broadcasting Company; EchoStar Satellite LLC; Chubb Security; Church Pension Group; Financial Security Assurance; NEC Semiconductor in Malaysia; Symbol Technologies; and many more. In the legal vertical market, Interwoven continued to attract new law firm and corporate legal department customers worldwide. New corporate legal department customers include Pacificare Health; PalmSource; and Lincoln Financial Group. New law firm customers include: Orrick, Herrington & Sutcliffe; Taylor Wessing; Deutsch, Kerrigan & Stiles; Hannes Snellman; and Maddocks. Interwoven continues to help leading law firms address key business process challenges such as document management, collaboration, and e-mail management, and has the majority of AmLaw 200 firms as customers (the definitive ranking of the largest American law firms). In 2004, 42 law firms, representing nearly 19,000 seats, converted to Interwoven WorkSite from the nearest competitor.

In Q4, Interwoven also received new orders from existing customers including: Adidas; Kraft; Boeing; Motorola; Tyco; Royal Caribbean Cruise Lines; Kaiser Permanente; Blue Cross Blue Shield of Rhode Island; HSBC; Norfolk Southern; WellPoint Health Networks; NYC Law Department; and State of Mississippi. Reorders from law firms include: Butler, Snow, O’Mara, Stevens; King & Spalding; Sheppard Mullin Richter & Hampton; and Holland and Knight, to name a few.

As Interwoven continued its cross-selling focus, existing customers expanded their Interwoven implementations with the adoption of additional products and solutions. For example, Blue Cross Blue Shield of Massachusetts, an existing TeamSite customer, extended its Interwoven implementation with the addition of MediaBin for digital asset management and WorkSite MP for collaborative document management. BCBSMA also purchased additional OpenDeploy for content provisioning to enable faster, accurate and cost-effective synchronization of a disaster recovery site for its member and provider websites.

Furthermore, Boeing, a long-time TeamSite customer, added MediaBin to better merchandise aircraft, aerospace and related images to its customers. And, Tyco, an existing WorkSite customer, will be implementing Interwoven’s new LiveSite Content Publishing Server in 2005.

ECM Technology Leadership

Throughout the quarter, Interwoven continued to extend its ECM technology leadership in key product and solution areas:

•	LiveSite—Interwoven introduced Interwoven LiveSite™ Content Publishing Server, a revolutionary new Web content publishing product that is expected to significantly change how websites are created, deployed and managed within enterprises. Powered by new WYSIWYG (What You See Is What You Get) content publishing technology, LiveSite is the industry’s first Web publishing product that empowers business users to quickly create and publish dynamic microsites—including public sites, intranets and extranets—while still providing IT with the tools to maintain a high degree of control and security.

•	Extranet—Continuing its focus on delivering leading ECM solutions for business, Interwoven introduced the new Interwoven Extranet solution, empowering companies to expand revenue channels and reduce partner support costs. Unlike other content management systems that require complex IT intervention, the Interwoven Extranet solution enables business users to easily build and rollout extranets. The solution also integrates with commercial or custom developed Web portals, portable devices and e-mail systems to help companies reach their business partners wherever and however they work.

•	Imaging—Interwoven continued its strong imaging success with over 600 customers to date. Underpinned by a dozen world-class imaging partners, the Interwoven Image Processing offering is central to automating key business processes such as accounts payable, claims processing, legal document processing, contract management and complying with regulations such as Sarbanes-Oxley. Core to the Interwoven offering is the upfront document capture capabilities delivered by Interwoven’s imaging partners including Kofax, eCopy, Notable Solutions, Document Automation Developers, ImageTag and Lexmark.

Awards/Accolades

Interwoven continued to demonstrate market traction with prestigious industry awards and accolades in Q4.

•	Frost & Sullivan ‘Market Leadership Award for Asia Pacific ECM’—Frost & Sullivan, a global growth consulting company, awarded Interwoven with the coveted ‘Market Leadership Award in the Asia Pacific ECM Market 2004’ for its demonstrated leadership in the implementation of market strategy. The benchmark study is based on a rigorous methodology combining focused interviews with all market participants and extensive research of proprietary data on specific measurement criteria.

•	Network Computing ‘Top Web-Based Collaboration Provider’—Reinforcing Interwoven’s position as a leading provider of document management and collaboration, Network Computing magazine rated Interwoven as a top Web-based collaboration vendor in a comparative review of collaborative workspace providers. After thorough product testing in Network Computing’s lab, Interwoven WorkSite MP outranked five other Web-based collaboration vendors in a comparison of features, interoperability and price.

•	EContent 100—Interwoven continued its strong market leadership and momentum with its naming to the annual EContent 100 list as a leader in the content management category. Each year, EContent magazine honors the top “stand-out companies that demonstrate the winning strategies and solutions that define the digital content industry.”

•	DM Review 100—During the quarter, Interwoven was also recognized by DM Review Magazine for demonstrating exceptional product quality, customer satisfaction and market share. The prestigious annual 100 list is compiled based on responses from the magazine’s readership.

•	LOTIES—Interwoven received a highly-regarded award in the annual LOTIES (Legal Office Technology Innovation Awards), which recognize companies for valuable technology contributions that revolutionize the way law firms work. Interwoven WorkSite 8 software was chosen by the UK legal community for leading document management, collaboration and e-mail management in the category of ‘Best Legal Office Technology Newcomer.’

Partners
Interwoven continued to strengthen key strategic alliances and drive revenue through the channel.

•	Partner Solutions—During the quarter, Interwoven partners delivered over 20 targeted solutions based on Interwoven technology to address key business challenges, such as deal management, contract management, marketing asset management and more. The solutions include: Marketing Asset Management from Accenture; Process Portals from BEA Systems and Hyperion; Accounts Payable Imaging from BCS; Metadata and Content Management from Deloitte & Touche; Accelerated Deal Management from Entology; and Contract Management from Perfectus.

•	Landor Associates—Interwoven and Landor Associates, the world’s most accomplished and internationally recognized branding and design consultancy, entered into a strategic partnership in which Landor is now reselling MediaBin Asset Server, Interwoven’s proven Digital Asset Management product, as a component of many Landor Brand Management and Marketing systems. These systems provide Landor clients with instant access and control over virtually any branding situation or promotional opportunity. Additionally, the unique transformation capabilities of MediaBin are employed by Landor to enable a new level of targeting and visual personalization for clients’ brand marketing campaigns.

•	Data Return—Interwoven announced during the quarter that it has expanded its partnership with Data Return, a leading tier-one provider of IT operations services, naming Data Return as Interwoven’s go-to provider for hosting services across all Interwoven products and solutions. As a result, customers now have an end-to-end hosted solution for the entire Interwoven ECM platform utilizing Data Return’s Highly Managed Hosting services. Current customers benefiting from the partnership include DIRECTV, Inc. and Landry’s Restaurants, Inc.

Conference Call Information

Interwoven’s 2004 fourth quarter results and its business outlook for the first quarter of 2005 will be discussed today, January 27, 2005 at 2:00 p.m. PT (5:00 p.m. ET).

Live Dial-in #:	(913) 981-4911
Replay #:	(719) 457-0820 or (888) 203-1112
Replay Passcode #:	182401

Webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting January 27, 2005 (5:00 p.m. PT) for a limited period.

About Interwoven

Interwoven, Inc., provider of Enterprise Content Management solutions for business, enables organizations to unify people, content and processes to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven delivers deep industry-specific solutions which reduce business process cycle time from initial collaboration through design, production, sales, marketing, legal review, IT and service. Interwoven leads the industry with a service-oriented architecture today and easy-to-use, best-in-class components and solutions. Today, approximately 3,200 enterprises, law firms and professional services organizations worldwide are Interwoven customers including British Telecom, Ford, Freshfields Bruckhaus Deringer, General Motors, Jones Day, Motorola and Yamaha. Interwoven is headquartered in

Sunnyvale, Calif., with offices around the world. For more information visit www.interwoven.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. All statements other than statements of historical fact are statements that could be deemed as forward-looking statements. Actual results could differ materially from our current expectations as a result of many factors, including: customer acceptance of our enterprise content management solutions and new product releases may be slower than we anticipate; customer spending on enterprise content management initiatives may decline; our ability to cross-sell additional products into our installed base of customers; intense competition in our market which makes our results difficult to predict; development of certain Interwoven products and services may not proceed as planned; and the introduction of new products or services by competitors and the ongoing consolidation in our market place could delay or reduce sales. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.

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INTERWOVEN, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Unaudited)
Revenues:
License	$18,006	$16,210	$67,341	$45,936
Support and service	25,232	17,448	93,047	65,576

Total revenues	43,238	33,658	160,388	111,512

Cost of revenues:
License	3,472	2,775	13,336	5,368
Support and service	9,781	8,434	38,424	32,276

Total cost of revenues	13,253	11,209	51,760	37,644

Gross profit	29,985	22,449	108,628	73,868

Operating expenses:
Sales and marketing	18,239	16,441	70,824	57,959
Research and development	7,792	6,551	30,825	24,613
General and administrative	3,058	3,128	12,080	12,474
Amortization of stock-based compensation	630	866	4,982	2,348
Amortization of intangible assets	910	803	4,541	2,348
In-process research and development	—	4,575	—	5,174
Restructuring and excess facilities	(695)	3,112	9,782	18,813

Total operating expenses	29,934	35,476	133,034	123,729

Income (loss) from operations	51	(13,027)	(24,406)	(49,861)
Interest income and other, net	611	888	1,725	3,401

Income (loss) before income taxes	662	(12,139)	(22,681)	(46,460)
Provision for income taxes	257	258	986	1,071

Net income (loss)	$405	$(12,397)	$(23,667)	$(47,531)

Basic net income (loss) per common share	$0.01	$(0.38)	$(0.58)	$(1.72)

Shares used in computing basic net income (loss) per common share	40,855	32,742	40,494	27,585

Diluted net income (loss) per common share	$0.01	$(0.38)	$(0.58)	$(1.72)

Shares used in computing diluted net income (loss) per common share	41,940	32,742	40,494	27,585

INTERWOVEN, INC.

Impact of Pro Forma Adjustments on Reported
Consolidated Statements of Operations

(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2004			December 31, 2003
	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma
Revenues:
License	$18,006	$—	$18,006	$16,210	$—	$16,210
Support and service	25,232	—	25,232	17,448	—	17,448

Total revenues	43,238	—	43,238	33,658	—	33,658

Cost of revenues:
License	3,472	(2,719)	753	2,775	(1,962)	813
Support and service	9,781	—	9,781	8,434	—	8,434

Total cost of revenues	13,253	(2,719)	10,534	11,209	(1,962)	9,247

Gross profit	29,985	2,719	32,704	22,449	1,962	24,411

Operating expenses:
Sales and marketing	18,239	—	18,239	16,441	—	16,441
Research and development	7,792	—	7,792	6,551	—	6,551
General and administrative	3,058	—	3,058	3,128	—	3,128
Amortization of stock- based compensation	630	(630)	—	866	(866)	—
Amortization of intangible assets	910	(910)	—	803	(803)	—
In-process research and development	—	—	—	4,575	(4,575)	—
Restructuring and excess facilities charges	(695)	695	—	3,112	(3,112)	—

Total operating expenses	29,934	(845)	29,089	35,476	(9,356)	26,120

Income (loss) from operations	51	3,564	3,615	(13,027)	11,318	(1,709)
Interest income and other, net	611	—	611	888	—	888

Income (loss) before income taxes	662	3,564	4,226	(12,139)	11,318	(821)
Provision for income taxes	257	1,180	1,437	258	—	258

Net income (loss)	$405	$2,384	$2,789	$(12,397)	$11,318	$(1,079)

Net income (loss) per share	$0.01		$0.07	$(0.38)		$(0.03)

Shares used in computing pro forma net income (loss) per share**	41,940		41,940	32,742		32,742

*	The pro forma adjustments represent the reversal of restructuring and excess facilities charges, in-process research and development, the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing pro forma net income per share for the three months ended December 31, 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.

Impact of Pro Forma Adjustments on Reported
Consolidated Statements of Operations

(In thousands, except per share data)
(Unaudited)

	Year Ended			Year Ended
	December 31, 2004			December 31, 2003
	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma
Revenues:
License	$67,341	$—	$67,341	$45,936	$—	$45,936
Support and service	93,047	—	93,047	65,576	—	65,576

Total revenues	160,388	—	160,388	111,512	—	111,512

Cost of revenues:
License	13,336	(10,636)	2,700	5,368	(1,962)	3,406
Support and service	38,424	—	38,424	32,276	—	32,276

Total cost of revenues	51,760	(10,636)	41,124	37,644	(1,962)	35,682

Gross profit	108,628	10,636	119,264	73,868	1,962	75,830

Operating expenses:
Sales and marketing	70,824	—	70,824	57,959	—	57,959
Research and development	30,825	—	30,825	24,613	—	24,613
General and administrative	12,080	—	12,080	12,474	—	12,474
Amortization of stock- based compensation	4,982	(4,982)	—	2,348	(2,348)	—
Amortization of intangible assets	4,541	(4,541)	—	2,348	(2,348)	—
In-process research and development	—	—	—	5,174	(5,174)	—
Restructuring and excess facilities charges	9,782	(9,782)	—	18,813	(18,813)	—

Total operating expenses	133,034	(19,305)	113,729	123,729	(28,683)	95,046

Income (loss) from operations	(24,406)	29,941	5,535	(49,861)	30,645	(19,216)
Interest income and other, net	1,725	—	1,725	3,401	—	3,401

Income (loss) before income taxes	(22,681)	29,941	7,260	(46,460)	30,645	(15,815)
Provision for income taxes	986	1,842	2,828	1,071	—	1,071

Net income (loss)	$(23,667)	$28,099	$4,432	$(47,531)	$30,645	$(16,886)

Net income (loss) per share	$(0.58)		$0.11	$(1.72)		$(0.61)

Shares used in computing pro forma net income (loss) per share**	40,494		41,256	27,585		27,585

*	The pro forma adjustments represent the reversal of restructuring and excess facilities charges, in-process research and development, amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing pro forma net income per share for the year ended December 31, 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.

Consolidated Balance Sheets

(In thousands)

	December 31, 2004	December 31, 2003
Assets

Current assets:
Cash and cash equivalents	$52,952	$43,566
Short-term investments	80,805	96,921
Accounts receivable, net	28,292	33,834
Prepaid expenses and other current assets	8,450	8,629

Total current assets	170,499	182,950
Property and equipment, net	5,831	7,403
Goodwill	185,464	185,991
Other intangible assets, net	30,035	43,134
Other assets	1,947	2,347

Total assets	$393,776	$421,825

Liabilities and Stockholders’ Equity

Current liabilities:
Bank borrowings	$—	$1,213
Accounts payable	5,568	4,576
Accrued liabilities	20,370	22,961
Restructuring and excess facilities accrual	8,966	15,733
Deferred revenues	50,121	44,066

Total current liabilities	85,025	88,549
Accrued liabilities	3,413	912
Restructuring and excess facilities accrual	16,716	31,430

Total liabilities	105,154	120,891

Commitments and contingencies

Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	697,860	693,773
Deferred stock-based compensation	(2,067)	(9,564)
Accumulated other comprehensive income (loss)	(205)	25
Accumulated deficit	(407,007)	(383,340)

Total stockholders’ equity	288,622	300,934

Total liabilities and stockholders’ equity	$393,776	$421,825